UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, The Brink’s Company (the “Company”) entered into First Amendments to the existing Executive Agreements (the “Change in Control Agreements”) with Michael T. Dan, Chairman of the Board, President and Chief Executive Officer; Robert T. Ritter, Vice President and Chief Financial Officer; Frank T. Lennon, Vice President and Chief Administrative Officer; Austin F. Reed, Vice President, General Counsel and Secretary; and James B. Hartough, Vice President—Corporate Finance and Treasurer.

The existing Change in Control Agreements each have a ten year term, which for Messrs. Hartough, Lennon and Reed would have expired on April 23, 2007. Mr. Dan’s Change in Control Agreement would have expired on May 4, 2008, and Mr. Ritter’s Change in Control Agreement would have expired on August 7, 2008. The First Amendments to the Change in Control Agreements extend the original ten year term and align the Change in Control Agreement’s expiration date for each of Messrs. Dan, Hartough, Lennon, Reed and Ritter to April 23, 2010. In addition, the First Amendments permit each of Messrs. Hartough, Lennon, Reed and Ritter to terminate his employment for any reason, or no reason at all, effective after the first anniversary of a change in control, as defined in the Change in Control Agreement.

A copy of the First Amendment to Mr. Dan’s Change in Control Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the form First Amendment to the Change in Control Agreement for each of Messrs. Hartough, Lennon, Reed and Ritter is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Executive Agreement, dated as of March 28, 2007, among The Brink’s Company, Brink’s, Incorporated and Michael T. Dan.

10.2	Form of First Amendment to Executive Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date:	March 28, 2007	By:	/s/ Robert T. Ritter
Robert T. Ritter
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	First Amendment to Executive Agreement, dated as of March 28, 2007, among The Brink’s Company, Brink’s, Incorporated and Michael T. Dan.

10.2	Form of First Amendment to Executive Agreement.